Exhibit 21.1

Subsidiaries of the Registrant

1. Alaska Pipeline Company, an Alaska corporation

2. NORSTAR Pipeline Company, Inc., an Alaska corporation (a subsidiary of Alaska Pipeline Company)

3. Aretech Information Services, Inc., a Michigan corporation

4. Hotflame Gas, Inc., a Michigan  corporation

5. EnStructure Corporation (formerly known as Sub-Surface Resources, Inc. and NATCOMM, Inc.), a Michigan corporation

6. Flint Construction Company, a Georgia corporation (a subsidiary of Enstructure Corporation)

7. Iowa Pipeline Associates, Inc., a Michigan corporation (a subsidiary of EnStructure Corporation)

8. K & B Construction, Inc., a Kansas corporation (a subsidiary of Iowa Pipeline Associates, Inc.)

9. Long’s Underground Technologies, Inc., a Michigan corporation (a subsidiary of EnStructure Corporation)

10. Sub-Surface Construction Co., a Michigan corporation (a subsidiary of EnStructure Corporation)

11. SEMCO Energy Ventures, Inc., a Michigan corporation

12. SEMCO Arkansas Pipeline Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

13. SEMCO Gas Storage Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

14. SEMCO Pipeline Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

15. Southeastern Development Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

16. Southeastern Financial Services, Inc., a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

Each of the above-listed companies does business only under its respective corporate name as indicated above, except as follows:

— SEMCO Energy, Inc. does business in Alaska under the name ENSTAR Natural Gas Company and in Michigan as SEMCO Energy Gas Company.

— Aretech Information Services, Inc. does business in Michigan under the name Arenet.net and Arenet.

— Flint Construction Company does business in West Virginia under the name FCCO, Inc.

— Sub-Surface Construction Co. does business in Ohio under the name Sub Surface Gas Services and Main Construction Co.